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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 28, 2001



                               USOL Holdings, Inc.
             (Exact name of registrant as specified in its charter)



                                     OREGON

                 (State or other jurisdiction of incorporation)

           01-14271                                        93-1197477
  (Commission File Number)                     (IRS Employer Identification No.)

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                             10300 Metric Boulevard
                               Austin, Texas 78758
           (Address of principal executive office, including zip code)

                                 (512) 651-3767
              (Registrant's telephone number, including area code)

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ITEM 5.   Other Items Deemed Important to Company Security Holders.

     USOL Holdings, Inc. (Nasdaq National Market: USOL, USOLW) announced in April 2001 that its Board of Directors voted to extend to July 28, 2002, the expiration date of 1,608,889 public warrants (USOLW) which were scheduled to expire on July 28, 2001. The terms of the warrants that have been extended are identical and otherwise will remain unchanged. The warrants are exercisable at a rate of two warrants and $5.50 for one share of common stock. Excluded from this extension are 25,000 publilc warrants with identical terms which were issued to WEB Services Company during 1998 as part of an exclusive marketing agreement that is no longer in effect.

     The extension of the expiration date is subject to completion of appropriate documentation and regulatory approval. Holders of the warrants need not take any action in connection with the extension of the warrants' expiration date. The existing certificates will continue to represent the right to acquire shares of USOL common stock on the same terms and conditions (other than expiration date) as were in effect prior to the extension.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   USOL Holdings, Inc.
                                   (Registrant)







Date: July 10, 2001                By:     /s/ Don Barlow
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                                          Don Barlow, COO and President